The Judge Building Eight East Broadway, Suite 410 Salt Lake City, Utah 84111 (801) 746-6300 (Office) (801) 746-6301 (Fax) www.lhwplaw.com

January 19, 2010

Board of Directors
Sino Gas International Holdings, Inc.
No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing, P.R. China 100083

Re:         Amendment No. 11 to Registration Statement on Form S-1

Ladies and Gentlemen:

This firm has been retained by Sino Gas International Holdings, Inc., a Utah corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the above-referenced Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling shareholders named in the Registration Statement, and identified on Exhibit “A” hereto (the “Selling Shareholders”), of up to 5,976,212 shares of outstanding common stock of the Company, including a total of 1,500,000 shares of common stock held in escrow under the terms of a “Make Good Escrow Agreement” dated September 7, 2007 (the “Escrow Agreement”), and up to 271,074 shares of common stock that may be issued on the exercise of a Series R Warrant dated September 13, 2007 (the “Warrant”), granted to Roth Capital Partners LLC or assigns (collectively the “Shares”). You have requested that this firm render its opinion as to whether the Shares are, or will be, validly issued, fully paid and nonassessable. This opinion is intended to update a previous opinion dated December 11, 2007 used in connection with a registration statement on Form SB-2, which registration statement was subsequently converted to a registration statement on Form S-1, as amended.

In connection with the preparation and filing of the Registration Statement, we have examined and reviewed the following:

1.	The articles of incorporation, as amended, of the Company;

2.	The bylaws, as amended, of the Company;

3.	Minutes and resolutions of the Company’s board of directors and shareholders;

4.	A Securities Purchase Agreement dated September 7, 2007;

5.	A related Registration Rights Agreement dated September 7, 2007;

6.	The above-referenced Escrow Agreement; and

Board of Directors
Sino Gas International Holdings, Inc.
January 19, 2010

7.	The above-referenced Warrant.

We have also examined such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other investigations as we deemed necessary in order to express the opinions set forth below.

We have assumed that with respect to the Shares to be issued upon exercise of the Warrant, the Company will receive the specified consideration for the Shares as set forth in the Warrant and any other agreements pursuant to which the Warrant was issued.

Subject to the foregoing, it is our opinion that: such of the Shares as have been issued and held by the Selling Shareholders, have been duly authorized and are validly issued, fully paid and nonassessable; that such of the Shares as are transferrable to the Selling Shareholders pursuant to the terms of the Escrow Agreement, are duly authorized and validly issued, and will be, when transferred pursuant to the terms of the Escrow Agreement, nonassessable; and that such of the Shares as may be issuable in the future have been duly authorized and will be validly issued, fully paid and nonassessable when issued pursuant to the terms of the Warrant and other agreements pursuant to which such Shares are issuable.

The law covered by the opinions expressed herein is expressly limited to the Utah Revised Business Corporation Act, the statutory provisions of the Utah Constitution, and reported judicial decisions interpreting those laws and the Federal law of the United States (the “Covered Law”). To the extent that the law of any other jurisdiction other than those mentioned in the prior sentence impact the opinions expressed herein, we assume in our opinions that such law is the same as the Covered Law. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise. We express no opinion except as expressly set forth in the paragraph below and no opinions shall be implied. The opinion expressed herein is an opinion of legal matters and not factual matters.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of the name of this firm wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We express no opinion as to any matters not expressly set forth herein.

Sincerely, /s/ Lewis, Hansen, Waldo & Pleshe, LLC
Lewis, Hansen, Waldo & Pleshe, LLC